 Drinker Biddle & Reath LLP

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Suite 2000

Philadelphia, PA 19103-6996

Telephone: (215) 988-2700

December 28, 2017

The RBB Fund, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Re:	Shares Registered by Post-Effective Amendment No. 232 to

Registration Statement on Form N-1A (File No. 33-20827)

Ladies and Gentlemen:

We have acted as counsel to The RBB Fund, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 232 (the “Amendment”) to the Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $0.001 par value per share (collectively, the “Shares”), with respect to the Company’s Abbey Capital Futures Strategy Fund, Adara Smaller Companies Fund (formerly, Altair Smaller Companies Fund), Bogle Investment Management Small Cap Growth Fund, Boston Partners All-Cap Value Fund, Boston Partners Emerging Markets Long/Short Fund, Boston Partners Global Equity Fund, Boston Partners Global Long/Short Fund, Boston Partners Long/Short Equity Fund, Boston Partners Long/Short Research Fund, Boston Partners Small Cap Value Fund II, Boston Partners Emerging Markets Fund, WPG Partners Small/Micro Cap Value Fund, Campbell Dynamic Trend Fund, Campbell Multi-Asset Carry Fund, Campbell Managed Futures 10V Fund, Free Market Fixed Income Fund, Free Market International Equity Fund, Free Market U.S. Equity Fund, Matson Money Fixed Income VI Portfolio, Matson Money International Equity VI Portfolio, Matson Money U.S. Equity VI Portfolio, Schneider Small Cap Value Fund, Summit Global Investments Small Cap Low Volatility Fund, Summit Global Investments U.S. Low Volatility Equity Fund, Summit Global Investments Global Low Volatility Fund, Orinda Income Opportunities Fund, Motley Fool Global Opportunities Fund (formerly, Motley Fool Independence Fund), Motley Fool Small-Mid Cap Growth Fund (formerly, Motley Fool Great America Fund) and Motley Fool Emerging Markets Fund:

PORTFOLIO	CLASS	AUTHORIZED SHARES
Abbey Capital Futures Strategy Fund	RRRRR SSSSS TTTTT NNNNNN	100 million 100 million 100 million 100 million

December 28, 2017

PORTFOLIO	CLASS	AUTHORIZED SHARES
Adara Smaller Companies Fund	UUUUU	100 million

Bogle Investment Management Small Cap Growth Fund	NNN OOO	100 million 100 million
Boston Partners All-Cap Value Fund	VV WW	100 million 100 million
Boston Partners Emerging Markets Long/Short Fund	WWWWW	100 million
Boston Partners Global Equity Fund	CCCCC DDDDD	100 million 100 million
Boston Partners Global Long/Short Fund	JJJJJ KKKKK	100 million 100 million
Boston Partners Long/Short Equity Fund	III JJJ	100 million 100 million
Boston Partners Long/Short Research Fund	AAAAA BBBBB	100 million 750 million
Boston Partners Small Cap Value Fund II	DDD EEE	100 million 100 million
Boston Partners Emerging Markets Fund	SSSSSS	100 million
WPG Partners Small/Micro Cap Value Fund	UUU	50 million
Campbell Dynamic Trend Fund	VVVVV	100 million
Campbell Multi-Asset Carry Fund	YYYYY	100 million
Campbell Managed Futures 10V Fund	OOOOOO PPPPPP QQQQQQ RRRRRR	100 million 100 million 100 million 100 million

December 28, 2017

PORTFOLIO	CLASS	AUTHORIZED SHARES
Free Market Fixed Income Fund	DDDD	300 million
Free Market International Equity Fund	CCCC	300 million
Free Market U.S. Equity Fund	BBBB	300 million
Matson Money Fixed Income VI Portfolio	NNNNN	100 million
Matson Money International Equity VI Portfolio	MMMMM	100 million
Matson Money U.S. Equity VI Portfolio	LLLLL	100 million
Schneider Small Cap Value Fund	YY	100 million
Summit Global Investments Global Low Volatility Fund	OOOOO PPPPP QQQQQ	100 million 100 million 100 million
Summit Global Investments Small Cap Low Volatility Fund	AAAAAA BBBBBB CCCCCC	100 million 100 million 100 million
Summit Global Investments U.S. Low Volatility Equity Fund	GGGGG HHHHH ZZZZZ	100 million 100 million 100 million
Orinda Income Opportunities Fund	KKKKKK LLLLLL MMMMMM	100 million 100 million 100 million
Motley Fool Global Opportunities Fund	EEEEEE FFFFFF	100 million 100 million
Motley Fool Small-Mid Cap Growth Fund	GGGGGG HHHHHH	100 million 100 million
Motley Fool Emerging Markets Fund	IIIIII JJJJJJ	100 million 100 million

December 28, 2017

The Amendment seeks to register an indefinite number of the Shares.

We have reviewed the Company’s Articles of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company’s Prospectuses offering the Shares and in accordance with the Company’s Articles of Incorporation for not less than $0.001 per share, will be legally issued, fully paid and non-assessable by the Company.

We consent to the filing of this opinion as an exhibit to the Amendment to the Company’s Registration Statement.

Very truly yours,

/s/ Drinker Biddle & Reath LLP
Drinker Biddle & Reath LLP